CONSENT AND REPORT OF INDEPENDENT CERTIFIED
                             PUBLIC ACCOUNTANTS

     We hereby consent to the use in this Registration Statement of our report dated January 30, 1996 (except as it relates to Note L to the financial statements, as to which the date is February 7,
     1996), relating to the consolidated financial statements of Payphones of America, Inc. and subsidiary as of and for the year ended December 31, 1995, and to the reference to our Firm under the caption "Experts" in the Prospectus.

     /s/ KERBER, ECK & BRAECKEL LLP
     St. Louis, Missouri
     October 29, 1996